Exhibit 99.1

FOR IMMEDIATE RELEASE

Merix Investor Relations Contact:

Allen Muhich, Vice President, Finance & Investor Relations

503.716.3667

Merix Corporation Announces Financial Results for Fourth Quarter

Fiscal Year 2007

BEAVERTON, OR, July 16, 2007 - Merix Corporation (NASDAQ:MERX) today announced consolidated financial results for the fiscal 2007 fourth quarter and fiscal year ended May 26, 2007.

The Company reported a loss from continuing operations of $80.6 million or $3.89 per share on revenue of $93.6 million for the fourth quarter of fiscal 2007, which compares to income from continuing operations of $3.8 million or $0.19 per share on revenue of $98.3 million for the 2006 fiscal fourth quarter. Included in the 2007 fourth quarter loss are a $26.6 million impairment charge primarily associated with the fixed assets of the Company’s Hong Kong manufacturing operation and a $53.3 million goodwill impairment charge reflecting the decreased value of our acquisitions. The impairments are required by U.S. Generally Accepted Accounting Principles (GAAP). Excluding these charges, the Company reported a fourth quarter 2007 pre-tax loss from continuing operations of $0.6 million.

“Our fourth quarter operating results are in line with the expectations set earlier in the quarter,” said Michael D. Burger, President and Chief Executive Officer.

The loss from continuing operations reported for fiscal 2007 was $72.2 million or $3.54 per share on revenue of $400.5 million, which compares to income from continuing operations of $1.6 million or $0.08 per share on revenue of $304.0 million for fiscal year 2006. The increase in revenues was primarily attributed to the inclusion of a full year of Merix Asia results in the fiscal year 2007.

Mr. Burger commented, “We don’t want to diminish the fourth quarter non-cash charges, however, we believe fiscal 2007 was a year Merix achieved a number of successes. Revenues exceeded $400 million for the first time in Company history and when comparing to last year, revenues grew 9% in North America and 10% in Asia when annualizing its revenues from fiscal 2006. The Company generated $26 million in cash flow from operations, reduced it’s borrowings by $21 million while investing $20 million in operations. We made significant progress in transferring technology to Merix Asia and have achieved our first major milestone to successfully implementing a global ERP system.”

“The Company also recently completed a comprehensive strategic plan which identified an opportunity to combine its production capacity in Asia from three facilities to two,” said Mr. Burger. “This combination was enabled by the recent decision to significantly expand both the capacity and technological capabilities of our Huiyang, China based factory. The expansion is estimated to cost approximately $13 million and will be completed over an 18 month period. We anticipate this investment will allow us to expand margins and profitably grow our revenues in this region by up to 40% as well as accelerate Merix Asia’s technological capabilities to better support our customers’ needs.”

Mr. Burger continued, “As a consequence of the planned expansion we will begin to phase out production in our higher cost and unprofitable Hong Kong factory. Although this decision makes a lot of sense from both a customer and financial standpoint, it is difficult to make as it impacts a number of our employees and their families. The Company will provide severance and other benefits to assist the affected employees in their transition.”

The goodwill impairment charge noted above related to the goodwill that was recorded as part of the September 2005 acquisition of Merix Asia and to a lesser extent the December 2004 acquisition of Merix San Jose. Mr. Burger commented, “I believe it’s important to stress that although the goodwill impairment analysis that is required under GAAP indicates the financial results of these acquisitions have not achieved our initial expectations, both businesses remain extremely important to our long-term strategy and we are fully committed to them.”

Business Outlook

The Company completed the fourth fiscal quarter of 2007 with $54.4 million of backlog to be shipped during the first fiscal quarter of fiscal 2008. We currently estimate revenues for the first quarter of fiscal 2008 to be in the range of $96 million to $100 million and associated loss from continuing operations to range from $1.0 million to $2.5 million. The estimated first quarter income includes an estimated $0.6 million for stock option expense, which is $0.5 million higher than the fourth quarter of fiscal 2007. It is important to note that the Company’s 52 week fiscal year reporting convention results in one additional week of reporting approximately every five years. As a result, the first quarter of fiscal 2008 will contain 14 weeks compared to the standard 13 weeks.

Commenting on the outlook, Mr. Burger stated, “During the fourth quarter of fiscal 2007, we reduced backlog slightly and entered the first quarter with backlog levels that approximate our current customer demand rate. Our North American order level has been relatively steady during the last quarter and we are beginning to see some intermittent improvement in customer demand. While we currently anticipate our first quarter operational performance to look similar to our fourth quarter, we are cautiously optimistic about our business levels exiting the first quarter of fiscal 2008. Longer-term, I am very excited about the prospects for Merix, its shareholders and employees.”

Conference Call and Webcast Information

Merix will conduct a conference call and live webcast today Monday, July 16, 2007 at 8:00 a.m. Pacific Time. Management will discuss fourth quarter fiscal 2007 results, its business outlook for the first quarter fiscal 2008 and comment further on the strategic direction of the Company.

To access the webcast, log on to www.merix.com. A replay of the webcast will be available beginning at 11:30 am PT on Monday, July 16, 2007. A phone replay will be available until approximately 11:59 pm PT on Monday, July 23, 2007 by calling (320) 365-3844, access code 875280.

Use of Non-GAAP Financial Measures

“Adjusted EBITDA” and “Pre-tax income (loss) before impairment items” are disclosed in this press release and are non-GAAP financial measures. Management believes the disclosure of these non-GAAP financial measures, when presented in conjunction with the corresponding GAAP measures, provide useful information to the Company, investors and other users of the financial statements and other financial information identifying and understanding operating performance for a given level of net sales and business trends. Management believes these measures are important factors of the Company’s business because they reflect financial performance that is unencumbered by debt service and/or other non-recurring or unusual items. The EBITDA financial measure is commonly used in the Company’s industry, however, it should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income or operating results in accordance with generally accepted accounting principles. The Company’s definition of adjusted EBITDA may differ from definitions of such financial measures used by other companies. The Company has provided a reconciliation of both measures to GAAP financial information in the attached schedules.

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides high-performance materials, quick-turn prototype, pre-production and volume board production to its customers. Principal markets served by Merix include communications and networking, computing and peripherals, industrial and medical, defense and aerospace, and automotive end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company’s business operations and prospects, including statements related to estimates of financial results for the first quarter of fiscal 2008 that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; ability to successfully restructure Merix Asia and complete the related capital expansion; the ability to successfully and timely integrate the operations of Merix Asia; fluctuations in demand for products and services of the Company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company’s Annual Report on Form 10-K for the year ended May 27, 2006 and its Form 10-Q for the quarter ended February 24, 2007. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

MERIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	May 26, 2007	February 24, 2007	May 27, 2006	May 26, 2007	May 27, 2006
Net Sales	$93,571	$100,288	$98,331	$400,496	$303,978
Cost of Sales	80,020	83,983	76,961	335,332	254,344

Gross Margin	13,551	16,305	21,370	65,164	49,634

Operating Expenses:
Selling, general and administrative	11,861	11,227	11,342	46,341	35,317
Amortization of identifiable intangible assets	599	624	674	2,745	3,105
Severance charges	453	1,023	—	1,476	658
Goodwill impairment	53,311	—	—	53,311	—
Impairment on fixed assets and other	26,627	—	—	26,627	478

Total operating expenses	92,851	12,874	12,016	130,500	39,558

Operating Income (Loss)	(79,300)	3,431	9,354	(65,336)	10,076

Other Income (Expense):
Debt extinguishment costs	—	—	(1,820)	—	(1,820)
Interest income	258	377	392	1,378	1,837
Interest expense	(1,054)	(1,309)	(2,281)	(5,353)	(6,059)
Other income (expense), net	(144)	(141)	(1,462)	(1,015)	(1,593)

Total other expense, net	(940)	(1,073)	(5,171)	(4,990)	(7,635)

Income (loss) from continuing operations before income taxes and minority interests	(80,240)	2,358	4,183	(70,326)	2,441
Income tax expense	84	367	11	1,399	460

Income (loss) from continuing operations before minority interests	(80,324)	1,991	4,172	(71,725)	1,981
Minority interests	251	220	341	502	372

Income (loss) from continuing operations	(80,575)	1,771	3,831	(72,227)	1,609
Income (loss) from discontinued operations, net of income tax expense (benefit) of $(51), $0, $47 and $0	102	314	(317)	(756)	(177)

Net income (loss)	$(80,473)	$2,085	$3,514	$(72,983)	$1,432

Diluted income (loss) per share from continuing operations	$(3.89)	$0.09	$0.19	$(3.54)	$0.08
Diluted income (loss) per share from discontinued operations	0.01	0.02	(0.02)	(0.04)	0.01

Diluted net income (loss) per share	$(3.88)	$0.10	$0.17	$(3.58)	$0.07

Shares used in per share calculations:
Diluted	20,720	20,811	20,507	20,406	19,715

MERIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	May 26, 2007	May 27, 2006
Assets
Cash and short-term investments	$26,200	$30,805
Accounts receivable, net	76,779	75,277
Inventories, net	25,513	23,367
Assets held for sale	1,206	1,987
Assets of discontinued operations	—	3,254
Other current assets	7,122	5,356

Total current assets	136,820	140,046

Property, plant and equipment, net	101,264	122,184
Goodwill	31,614	89,889
Identifiable intangibles, net	11,171	13,916
Assets of discontinued operations	—	781
Other assets	6,227	12,114

Total assets	$287,096	$378,930

Liabilities and Shareholders' Equity
Current portion of long-term debt	$2,532	$7,655
Accounts payable	45,918	46,956
Other accrued liabilities	17,741	25,179
Income taxes payable	352	134
Liabilities of discontinued operations	—	578

Total current liabilities	66,543	80,502

Long-term debt	75,503	91,077
Other long-term liabilities	1,845	1,108

Total liabilities	143,891	172,687

Minority interest	4,550	4,118

Shareholders’ equity	138,655	202,125

Total liabilities and shareholders' equity	$287,096	$378,930

MERIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands, unaudited)

	For the Fiscal Year Ended
	May 26, 2007	May 27, 2006
Cash flows from operating activities:
Net income (loss)	$(72,983)	$1,432
Net adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,226	21,791
Other non-cash expense	84,423	7,369
Changes in working capital	(8,489)	(14,951)

Net cash provided by operating activities	26,177	15,641

Cash flows from investing activities:
Purchases of property, plant and equipment	(19,795)	(7,246)
Proceeds from disposal of property, plant and equipment	999	40
Acquisition of businesses, net of cash acquired and debt assumed	—	(103,928)
Net changes in investments	9,500	50,030

Net cash provided by (used in) investing activities	(9,296)	(61,104)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	143,200
Principal payments on long-term borrowings	(16,125)	(87,742)
Other financing activities, net	4,139	(6,845)

Net cash provided by (used in) financing activities	(11,986)	48,613

Effect of exchange rate changes	—	—

Increase (decrease) in cash and cash equivalents	4,895	3,150

Cash and cash equivalents:
Beginning of period	12,280	9,130

End of period	$17,175	$12,280

MERIX CORPORATION

RELATED FINANCIAL HIGHLIGHTS

(dollars and shares in thousands, except EPS, unaudited)

	Q4 06		Q3 07		Q4 07
SUMMARY OPERATING RESULTS AND RECONCILIATION
Net sales	100.0%	$98,331	100.0%	$100,288	100.0%	$93,571
Gross profit	21.7%	21,370	17.3%	17,359	14.5%	13,551
Income (loss) from continuing operations	3.9%	3,831	1.8%	1,771	-86.1%	(80,575)
Income Tax	0.0%	11	0.4%	367	0.1%	84
Goodwill impairment	0.0%	—	0.0%	—	57.0%	53,311
Impairment on fixed assets and other	0.0%	—	0.0%	—	28.5%	26,627
Debt extinguishment costs	1.9%	1,820	0.0%	—	0.0%	—
Pre-tax income (loss) before impairment items	5.8%	5,662	2.1%	2,138	-0.6%	(553)

SALES BY END MARKETS (% of Net Sales)
Communications & Networking	42%	$41,271	46%	$45,752	43%	$40,334
Computing & Peripherals	14%	13,841	14%	14,326	11%	9,666
Industrial & Medical	9%	8,659	9%	8,550	8%	7,786
Defense & Aerospace	4%	4,038	5%	5,014	5%	4,848
Automotive	19%	18,251	16%	16,490	20%	19,015
Other	12%	12,271	10%	10,156	13%	11,922

Total Sales	100%	98,331	100%	$100,288	100%	$93,571

SHARE BASED COMPENSATION
Share based compensation included in:
Cost of goods sold		$(11)		$70		$60
Operating expense		44		603		196

Total share-based compensation		$33		$673		$256

DILUTED EARNINGS PER SHARE CALCULATIONS
Weighted average shares outstanding		19,696		20,575		20,720
Add: Dilutive stock options		811		236		—

Shares used in diluted EPS calculations		20,507		20,811		20,720

Net income from continuing operations		$3,831		$1,771		$(80,575)

Net income used in diluted EPS calculations		$3,831		$1,771		$(80,575)
Diluted net income per share from continuing operations		$0.19		$0.09		$(3.89)

ADJUSTED EBITDA RECONCILIATIONS
Net income (Loss)		$3,514		$2,085		$(80,473)
Add back items:
Noncash charges						79,938
Interest expense, net of def'd financing cost		1,958		1,075		820
Interest income		(392)		(377)		(258)
Income tax expense		11		367		84
Amortization of identifiable intangible assets		674		624		599
Amortization, other		352		258		260
Depreciation		4,924		4,765		4,715
(Income) loss from discontinued operations		317		(314)		(102)

Adjusted EBITDA		$11,358		$8,483		$5,583